EXHIBIT 10.4

Splash Beverage Group, Inc.

1314 E Las Olas Blvd, Suite 221

Fort Lauderdale, Fl, 33301

June 25, 2025

Re:      Securities Exchange Letter Agreement

Preamble. This letter agreement documents our understanding in connection with the Securities Exchange Letter Agreement (the “Exchange Letter”) being entered into by and among Splash Beverage Group, Inc. (the “Company”) and each of the undersigned holders of Notes (collectively, the “Holders”) and the Securities Purchase Agreement (the “SPA”) being entered into with the Company and certain purchasers on or about the date hereof. Capitalized words and terms used and not defined herein have the meaning given them in the Exchange Letter and SPA, as applicable, and, if not defined therein, in the Series B or Series A-1, as applicable. As a result of a continuing failure to deliver shares of the Company’s common stock to the Holders (the “Failure to Deliver”), this letter agreement shall modify the Exchange Letter by providing the Holders with additional consideration described below in exchange for their agreeing to forgo further liquidated damages and cancel their right to such damages solely arising from the Failure to Deliver and not any future such liquidated damages relating to other conversions.

Exchange Letter. Relative to other holders of Notes, the Holders’ respective Notes contain or are subject to the following additional or more favorable rights and provisions: (A) in connection with certain prior conversions of the Notes and the Company’s Failure to Deliver, the Holders’ Notes have accrued liquidated damages in the approximate total amount of $925,000, and (B) the Holders’ Notes are convertible at variable conversion prices and/or at conversion prices which are below the conversion prices contained in the other Notes and as contemplated by the Series B (collectively, the “Favorable Terms”). In consideration of the undersigned Holders’ waiver and surrender of the Favorable Terms by virtue of their exchange of Notes for Series B pursuant to the Exchange Letter, the Holders shall be entitled to the following additional rights with respect to the Exchange Letter and the Series B which the Company shall issue the Holders pursuant to the Exchange Letter:

1.	The Holders shall be entitled to convert their Series B at a Conversion Price of $1.50, which Conversion Price shall be subject to the adjustment provisions set forth in the Series B Certificate of Designations.

2.	In the event that the Company fails to (A) timely file a required periodic report with the SEC beginning six months following the date hereof, (B) fails to make dividend payments contemplated by the Series B, (C) incurs indebtedness for borrowed money outside of the ordinary course of business in excess of $3,000,000, (D) fails to file a resale registration statement within the timeframe provided under this letter agreement, or (E) fails to deliver Conversion Shares within the timeframe contemplated by the Series B Certificate of Designations in connection with a conversion by a Holder, the Stated Value of the Series B held by the Holders shall increase to 120% of the original Stated Value thereof.

3.	The Company shall file a registration statement on Form S-1 for the resale of the common stock underlying the Holders’ Series B within 30 Trading Days following the later of the Company’s (A) preparation and filing on Form 10-K for the year ended December 31, 2024 and (B) preparation and filing on Form 10-Q for the quarter ended March 31, 2025.

4.	The Holders shall have the right to exchange their Series B for securities issued in any subsequent financing transaction involving the sale of debt or equity securities by the Company which occurs within six months of the date hereof, in an amount of stated value of Series B equal to up to a total of 30% of the gross proceeds of such a financing (which shall be allocated pro rata among the Holders based on their respective Series B then held), which right shall not apply to issuances of securities for equity compensation, strategic transactions approved by the Board of Directors, an equity line of credit or at-the market offering, or securities issued to a broker-dealer as compensation for services in connection with a financing or strategic transaction (each, an “Exempt Issuance”). The Company shall provide the Holders prior written notice of an applicable financing at least five Trading Days prior to the closing thereof, following which notice each Holder shall have two Trading Days to exercise such right by providing written notice to the Company.

5.	In addition, if in the 12-month period from the date hereof the Company sells shares of common stock or common stock equivalents other than an Exempt Issuance at a price per share of common stock which is lower than the Conversion Price then in effect, the Conversion Price as to the Holders shall be reduced to such lower price per share, provided that in no event will the Conversion Price be reduced to lower than the 20% of the Minimum Price as such term is defined by the rules of the Trading Market.

6.	The Company shall reserve a number of shares of common stock for purposes of allowing for full conversions of Series B by the Holders equal to 200% of the shares of common stock issuable upon such conversions.

7.	The dividends contemplated by the Series B Certificate of Designations shall be payable quarterly as to the Holders. If and whenever the Company elects to pay dividends on the Series B held by the Holders in the form of common stock instead of cash, the number of shares of common stock so payable shall be determined based on a 20% discount to the five-day VWAP immediately prior to such payment.

8.	The Redemption Price for the Series B held by the Holders shall equal 125% of the Stated Value thereof plus all accrued and unpaid dividends thereon.

9.	The Company shall cause its transfer agent to promptly deliver the common stock which resulted from the Failure to Deliver, which common stock shall be restricted and not free trading.

SPA. The undersigned parties agree that pursuant to the SPA, any undersigned party which is a Purchaser under the SPA shall be entitled to exchange its shares of Series A-1 for the equivalent number of Series B shares. The number of shares of Series B to be issued shall be based upon the stated value of the Series A-1 and the Series B. Such undersigned Purchasers acknowledge and agree that for purposes of the SPA all references to “Series A-1” shall be deemed to refer to the Series B in such event.

By signing below, the undersigned parties agree to the foregoing.

Splash Beverage Group, Inc.

By:
Robert Nistico, Chief Executive Officer

Holder:

By:
Name:
Title:
Total stated value of Series B (without regard to the exchange referred to under SPA) $_______

Holder:

By:
Name:
Title:
Total stated value of Series B (without regard to the exchange referred to under SPA) $_______

Holder:

By:
Name:
Title:
Total stated value of Series B (without regard to the exchange referred to under SPA) $_______